IndyMac IMJA Mortgage Loan Trust 2007-A2

Final Term Sheet

$373,251,009(Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED August 30, 2007

IndyMac IMJA Mortgage Loan Trust 2007-A2

Distributions are payable monthly on the 25th day of each month, beginning September 25, 2007

The following classes of certificates are offered pursuant to this free writing prospectus:

Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)	Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)
Class 1-A-1	$87,415,000	6.00%	Class PO	$271,009	(3)
Class 1-A-2	$3,233,900	6.00%	Class A-X	$15,569,195(4)	Variable
Class 2-A-1	$36,749,000	6.50%	Class A-R	$100	6.00%
Class 2-A-2	$7,151,000	6.50%	Class B-1	$10,170,000	Variable
Class 2-A-3	$160,500,000	6.50%	Class B-2	$2,637,000	Variable
Class 3-A-1	$60,416,000	7.00%	Class B-3	$1,506,000	Variable
Class 3-A-2	$3,202,000	7.00%

(1)	This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)
The classes of certificates offered by this free writing prospectus, together with their pass-through rates and initial ratings, are listed in the tables under “Summary — Description of the Certificates.”

(3)	The Class PO Certificates are principal only certificates and will not bear interest.

(4)
The Class A-X Certificates are interest only, notional amount certificates.  The initial notional amount for the notional amount certificates is set forth in the table above but is not included in the aggregate class certificate balance of the certificates offered.

Issuing Entity

IndyMac IMJA Mortgage Loan Trust 2007-A2, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B.  Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07J2, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of August 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about August 30, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.  The mortgage pool will be divided into three collateral allocation groups as described below.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

Collateral Allocation Groups

The mortgage pool will be divided into three separate collateral allocation groups.  On the closing date, the stated principal balance of each mortgage loan will be allocated, based upon a fraction (expressed as a percentage) derived from that mortgage loan’s adjusted net mortgage rate (in each case, the “applicable fraction”), either (i) to one collateral allocation group only or (ii) between two of the three collateral allocation groups.  Therefore, each collateral allocation group will consist of a specified percentage (ranging from 0% to 100%) of the principal balance of each mortgage loan.  To the extent that the specified percentage of any mortgage loan in a collateral allocation group is not 0% or 100%, the allocation between two collateral allocation groups will result in the treatment of that mortgage loan as if the mortgage loan were two separate mortgage loans bearing interest at two different effective adjusted net mortgage rates, one higher than and one lower than the actual adjusted net mortgage rate of the mortgage loan.

The rows under the headings “Average Current Principal Balance” and “Range of Current Principal Balances” in each table below present information based on the principal balance of each mortgage loan relating to a collateral allocation group measured in its entirety, without regard to any calculation based on the applicable fraction.  Each other row presents information based on the applicable fraction of the mortgage loan in the related collateral allocation group.

As of the cut-off date, the mortgage loans (or applicable fraction thereof, as described in the preceding paragraph) in collateral allocation group 1 had the following characteristics:

Aggregate Current Principal Balance	$95,404,380

Weighted Average Mortgage Rate	6.392%

Range of Mortgage Rates	5.625% to 6.625%

Average Current Principal Balance	$671,589

Range of Current Principal Balances	$420,000 to $2,653,540

Weighted Average Original Loan-to-Value Ratio	71.43%

Weighted Average Original Term to Maturity	360 months

Weighted Average FICO Credit Score	744

Weighted Average Remaining Term to Stated Maturity	358 months

Geographic Concentrations in excess of 10%:
California	59.63%

As of the cut-off date, the mortgage loans (or applicable fraction thereof, as described above) in collateral allocation group 2 had the following characteristics:

Aggregate Current Principal Balance	$214,481,023

Weighted Average Mortgage Rate	6.729%

Range of Mortgage Rates	6.375% to 7.125%

Average Current Principal Balance	$716,308

Range of Current Principal Balances	$419,656 to $4,000,000

Weighted Average Original Loan-to-Value Ratio	70.70%

Weighted Average Original Term to Maturity	360 months

Weighted Average FICO Credit Score	739

Weighted Average Remaining Term to Stated Maturity	359 months

Geographic Concentrations in excess of 10%:
California	56.10%

As of the cut-off date, the mortgage loans (or applicable fraction thereof, as described above) in collateral allocation group 3 had the following characteristics:

Aggregate Current Principal Balance	$66,756,074

Weighted Average Mortgage Rate	7.167%

Range of Mortgage Rates	6.875% to 8.500%

Average Current Principal Balance	$707,099

Range of Current Principal Balances	$419,656 to $4,000,000

Weighted Average Original Loan-to-Value Ratio	73.26%

Weighted Average Original Term to Maturity	360 months

Weighted Average FICO Credit Score	727

Weighted Average Remaining Term to Stated Maturity	359 months

Geographic Concentrations in excess of 10%:
California	44.84%
New York	13.59%
Florida	13.49%

As of the cut-off date, the mortgage loans in the aggregate had the following characteristics:

Aggregate Current Principal Balance	$376,641,477

Weighted Average Mortgage Rate	6.721%

Range of Mortgage Rates	5.625% to 8.500%

Average Current Principal Balance	$704,003

Range of Current Principal Balances	$419,656 to $4,000,000

Weighted Average Original Loan-to-Value Ratio	71.34%

Weighted Average Original Term to Maturity	360 months

Weighted Average FICO Credit Score	738

Weighted Average Remaining Term to Stated Maturity	359 months

Geographic Concentrations in excess of 10%:
California	55.00%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Type	Final Scheduled Distribution Date	Modeled Final Scheduled Distribution Date	Initial Rating (S&P/Fitch)(2)
Offered Certificates
1-A-1	$87,415,000	Senior/Fixed Pass-Through Rate/ Super Senior	October 25, 2037	July 25, 2037	AAA/AAA
1-A-2	$3,233,900	Senior/Fixed Pass-Through Rate/ Support	October 25, 2037	July 25, 2037	AAA/AAA
2-A-1	$36,749,000	Senior/Fixed Pass-Through Rate/ Super Senior	October 25, 2037	August 25, 2037	AAA/AAA
2-A-2	$7,151,000	Senior/Fixed Pass-Through Rate/ Support	October 25, 2037	August 25, 2037	AAA/AAA
2-A-3	$160,500,000	Senior/Fixed Pass-Through Rate/ Super Senior	October 25, 2037	August 25, 2037	AAA/AAA
3-A-1	$60,416,000	Senior/Fixed Pass-Through Rate/ Super Senior	October 25, 2037	August 25, 2037	AAA/AAA
3-A-2	$3,202,000	Senior/Fixed Pass-Through Rate/ Support	October 25, 2037	August 25, 2037	AAA/AAA
A-X	$15,569,195 (3)	Senior/Variable Pass-Through Rate/ Notional Amount/Interest Only	October 25, 2037	July 25, 2037	AAA/AAA
PO	$271,009	Senior/Principal Only	October 25, 2037	June 25, 2037	AAA/AAA
A-R	$100	Senior/REMIC Residual	October 25, 2037	September 25, 2007	AAA/AAA
B-1	$10,170,000	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	AA/ NR
B-2	$2,637,000	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	A/ NR
B-3	$1,506,000	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	BBB/ NR
Non-Offered Certificates (4)
B-4	$1,507,000	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	BB/NR
B-5	$1,130,000	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	B/NR
B-6	$753,467	Subordinate/Variable Rate	October 25, 2037	August 25, 2037	NR/NR
P	$100	Prepayment Charges (5)	N/A	N/A
L	N/A	Late Payment Fees (6)	N/A	N/A
______________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”).  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The notional amount of the Class A-X Certificates will be calculated as described in this free writing prospectus under “Description of the Certificates—Notional Amount Certificates.”

(4)
The Class B-4, Class B-5, Class B-6, Class P and Class L Certificates are not offered by this free writing prospectus.  Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6, Class P and Class L Certificates is provided only to permit a better understanding of the offered certificates.

(5)	The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.

(6)	The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.

The certificates will also have the following characteristics:

Class	Related Collateral Allocation Group	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	1	6.0000%	6.0000%	calendar month (2)	30/360 (3)
1-A-2	1	6.0000%	6.0000%	calendar month (2)	30/360 (3)
2-A-1	2	6.5000%	6.5000%	calendar month (2)	30/360 (3)
2-A-2	2	6.5000%	6.5000%	calendar month (2)	30/360 (3)
2-A-3	2	6.5000%	6.5000%	calendar month (2)	30/360 (3)
3-A-1	3	7.0000%	7.0000%	calendar month (2)	30/360 (3)
3-A-2	3	7.0000%	7.0000%	calendar month (2)	30/360 (3)
A-X	3	0.3215%	(4)	calendar month (2)	30/360 (3)
PO	1	(5)	(5)	N/A	N/A
A-R	1	6.0000%	6.0000%	calendar month (2)	30/360 (3)
B-1	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
B-2	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
B-3	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
Non-Offered Certificates
B-4	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
B-5	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
B-6	1, 2 and 3	6.4620%	(6)	calendar month (2)	30/360 (3)
P	1, 2 and 3	(7)	(7)	(7)	(7)
L	1, 2 and 3	(7)	(7)	(7)	(7)

(1)	Reflects the expected pass-through rate as of the closing date.

(2)	The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)
The pass-through rate for the Class A-X Certificates for the interest accrual period related to each distribution date will be equal to the excess, if any, of the average of the adjusted net mortgage rates of each mortgage loan that has an adjusted net mortgage rate greater than 7.00% per annum (all of which have been allocated to collateral allocation group 3), weighted on the basis of their respective stated principal balances as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period ending during the due period), over 7.00% per annum.

(5)	The Class PO Certificates are not entitled to any distributions of interest.

(6)	The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the assumed balance for collateral allocation group 1 immediately prior to that distribution date;

•	6.50% multiplied by the assumed balance for collateral allocation group 2 immediately prior to that distribution date; and

•	7.00% multiplied by the assumed balance for collateral allocation group 3 immediately prior to that distribution date;

divided by the sum of the assumed balance for each collateral allocation group immediately prior to that distribution date.

(7)	The Class P and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class A-X, Class PO and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Notional Amount Certificates	Class A-X Certificates

Principal-Only Certificates	Class PO Certificates

Super Senior Certificates	Class 1-A-1, Class 2-A-1, Class 2-A-3 and Class 3-A-1 Certificates

Senior Support Certificates	Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class PO and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Group 3 Senior Certificates	Class 3-A-1, Class 3-A-2 and Class A-X Certificates

Offered Certificates	Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates

Record Date

The record date for any class of certificates is the last business day of the month immediately preceding the month of that distribution date.

Denominations

Offered Certificates (other than the Class 1-A-1, Class 2-A-1, Class 2-A-3, Class 3-A-1 and Class A-R Certificates):

$25,000 and multiples of $1,000 in excess thereof.

Class 1-A-1, Class 2-A-1, Class 2-A-3 and Class 3-A-1 Certificates:

$1,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and the Euroclear System in Europe and, upon request, through Clearstream, Luxembourg in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on September 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available for the related collateral allocation group, each interest-bearing class of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related collateral allocation group or collateral allocation groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a collateral allocation group on any distribution date will be allocated pro rata among all related interest-bearing classes of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on each such subordinated class’s share of the applicable assumed balance, as described more fully under “Description of the Certificates—Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a collateral allocation group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each interest-bearing class of related certificates, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the distribution of principal according to the principal distribution rules described in this free writing prospectus under “Description of the Certificates—Principal.”

All payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the other classes of related senior certificates and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.  The non-PO percentage with respect to any mortgage loan or portion thereof in a collateral allocation group with an adjusted net mortgage rate less than 6.00% will equal that adjusted net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan or portion thereof will equal 100% minus that non-PO percentage.  With respect to a mortgage loan or portion thereof in a collateral allocation group with an adjusted net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%.  A portion of the mortgage loans in collateral allocation group 1 and all of the mortgage loans in collateral allocation group 2 and collateral allocation group 3 will have a non-PO percentage of 100% and a PO percentage of 0%.

The applicable non-PO percentage of amounts in respect of principal will be allocated to the related classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

•
in the case of scheduled principal collections for a collateral allocation group, the amount allocated to the related classes of senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate of the non-PO percentage of the applicable fraction for that collateral allocation group of the stated principal balance of each mortgage loan and

•
in the case of principal prepayments for a collateral allocation group, the amount allocated to the related classes of senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any collateral allocation group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each collateral allocation group.

General

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates do not have a class certificate balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a collateral allocation group by collateral allocation group basis and generally consists of the following amounts (after the fees and expenses described under the next heading are subtracted) for the related collateral allocation group:

•	all scheduled installments of interest and principal due and received on the related mortgage loans or portions thereof in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the related mortgage loans or portions thereof, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of related defaulted mortgage loans or portions thereof, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans or portions thereof, plus accrued interest);

•	subsequent recoveries with respect to the related mortgage loans or portions thereof;

•
partial or full prepayments with respect to the related mortgage loans or portions thereof collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a related deleted mortgage loan or mortgage loans or portions thereof purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer (as described in this free writing prospectus;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan.  The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate.  The servicing fee rate for each mortgage loan will be 0.2415% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described in this free writing prospectus.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees) and all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each collateral allocation group will be distributed in the following priority:

•	to interest on each interest-bearing class of senior certificates related to that collateral allocation group, pro rata, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates related to that collateral allocation group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts to the Class A-R Certificates.

Priority of Distributions—Group 1 Senior Certificates (other than the Class PO Certificates)

On each distribution date, the non-PO formula principal amount related to collateral allocation group 1, up to the amount of the senior principal distribution amount for collateral allocation group 1 will be distributed as principal of the following classes of group 1 senior certificates, in the following priority:

(1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Priority of Distributions—Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to collateral allocation group 2, up to the amount of the senior principal distribution amount for collateral allocation group 2 will be distributed as principal concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Priority of Distributions—Group 3 Senior Certificates (other than the Class A-X Certificates)

On each distribution date, the non-PO formula principal amount related to collateral allocation group 3, up to the amount of the senior principal distribution amount for collateral allocation group 3 will be distributed as principal concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for collateral allocation group 1 for that distribution date and (y) the product of:

•	available funds remaining after distribution of interest on the group 1 senior certificates; and

•
a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of the related PO formula principal amount and the senior principal distribution amount for collateral allocation group 1.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, with respect to any collateral allocation group to the extent of available funds available therefor, the non-PO formula principal amount for that collateral allocation group,

up to the subordinated principal distribution amount for that collateral allocation group, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all collateral allocation groups (based on its class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of prepayments from any collateral allocation group.  Instead, the portion of the prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated to one or more of the collateral allocation groups based on the applicable fraction and further allocated as follows:

•	the applicable non-PO percentage of any realized losses for a collateral allocation group will be allocated in the following order of priority:

•
first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

•
second, to the senior certificates related to the applicable collateral allocation group (other than the notional amount certificates and the Class PO Certificates), as described under “Description of the Certificates—Allocation of Losses,” and

•
with respect to losses on the mortgage loans, the applicable PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO deferred amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for the related collateral allocation group) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO deferred amounts.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a collateral allocation group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above.

Additionally, as described above under “Priority of Distributions—Subordinated Certificates; Applicable Credit Support Percentage Trigger,” unless certain conditions are met, the senior prepayment percentage related to a collateral allocation group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans or portions thereof in that collateral allocation group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from a collateral allocation group may be used to pay principal or interest, or both, to the certificates unrelated to that collateral allocation group.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this free writing prospectus.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC.  The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R and Class L Certificates, will represent the regular interests in the master REMIC.  The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The senior certificates (other than the Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Collateral Allocation Group 1

Mortgage Rates for the Mortgage Loans in Collateral Allocation Group 1 (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.501 - 6.000	2	$1,137,566.98	1.19%	5.791%	718	$568,783.49	75.62%
6.001 - 6.500	183	82,310,800.21	86.28	6.366	746	649,921.70	71.40
6.501 - 7.000	65	11,956,013.13	12.53	6.625	740	735,754.65	71.20
Total:	250	$95,404,380.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 1 was approximately 6.392% per annum.

Current Principal Balances for the Mortgage Loans in Collateral Allocation Group 1 (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
400,000.01 - 450,000.00	20	$5,048,061.88	5.29%	6.370%	739	$438,688.08	69.99%
450,000.01 - 500,000.00	47	13,163,629.72	13.80	6.408	742	477,512.08	73.01
500,000.01 - 550,000.00	38	11,856,188.41	12.43	6.386	750	527,082.30	72.20
550,000.01 - 600,000.00	30	10,717,753.66	11.23	6.373	745	573,048.25	73.46
600,000.01 - 650,000.00	21	6,922,745.29	7.26	6.380	712	629,349.68	75.81
650,000.01 - 700,000.00	17	6,437,312.13	6.75	6.395	757	677,176.93	75.24
700,000.01 - 750,000.00	14	5,285,049.54	5.54	6.444	762	728,315.78	72.13
750,000.01 - 800,000.00	11	6,085,199.99	6.38	6.327	733	786,094.28	63.34
800,000.01 - 850,000.00	7	3,299,810.63	3.46	6.406	749	824,235.53	73.38
850,000.01 - 900,000.00	5	2,664,208.55	2.79	6.395	730	884,479.21	67.69
900,000.01 - 950,000.00	8	3,906,320.95	4.09	6.405	743	922,409.70	69.73
950,000.01 - 1,000,000.00	16	10,360,150.93	10.86	6.345	744	986,742.61	68.85
1,000,000.01 - 1,250,000.00	7	3,935,054.96	4.12	6.433	749	1,134,911.29	70.80
1,250,000.01 - 1,500,000.00	6	2,848,813.70	2.99	6.526	766	1,399,209.13	70.11
1,500,000.01 - 1,750,000.00	1	384,925.00	0.40	6.625	759	1,539,700.00	69.99
1,750,000.01 - 2,000,000.00	1	499,000.00	0.52	6.625	815	1,996,000.00	80.00
2,500,000.01 - 2,750,000.00	1	1,990,155.02	2.09	6.375	750	2,653,540.02	64.00
Total:	250	$95,404,380.32	100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans related to collateral allocation group 1, without regard to any calculation based on the related Applicable Fraction, was approximately $671,589.

Original Loan-to-Value Ratios for the Mortgage Loans in Collateral Allocation Group 1 (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	1	$123,306.25	0.13%	6.625%	752	$493,225.00	27.03%
30.01 - 40.00	3	1,794,248.54	1.88	6.298	751	927,223.78	39.67
40.01 - 50.00	6	2,304,186.24	2.42	6.366	739	607,880.08	45.17
50.01 - 60.00	30	11,860,705.79	12.43	6.391	745	687,701.73	56.59
60.01 - 70.00	47	18,023,326.57	18.89	6.394	746	710,021.25	65.71
70.01 - 80.00	160	60,643,989.69	63.57	6.394	744	659,097.34	77.82
80.01 - 90.00	1	131,750.00	0.14	6.625	723	527,000.00	83.92
90.01 - 100.00	2	522,867.25	0.55	6.428	751	495,244.84	94.92
Total:	250	$95,404,380.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in collateral allocation group 1 was approximately 71.43%.

Original Term to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 1

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	250	$95,404,380.32	100.00%	6.392%	744	$671,589.17	71.43%
Total:	250	$95,404,380.32	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 1 (1)

Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
351	2	$537,400.39	0.56%	6.451%	697	$574,933.60	72.01%
353	2	665,818.15	0.70	6.256	741	449,324.27	78.60
354	2	1,220,631.95	1.28	6.268	715	726,512.72	52.21
355	2	333,614.01	0.35	6.541	696	443,339.01	70.91
356	9	3,835,833.58	4.02	6.291	771	535,135.69	74.99
357	40	16,257,563.45	17.04	6.348	743	600,849.73	73.04
358	79	30,825,700.96	32.31	6.374	740	637,022.94	71.30
359	87	34,151,860.34	35.80	6.418	747	738,584.14	71.34
360	27	7,575,957.50	7.94	6.513	752	743,601.11	69.51
351	2	537,400.39	0.56	6.451	697	574,933.60	72.01
Total:	250	$95,404,380.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans in collateral allocation group 1 was approximately 358 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 1

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	2	$937,559.12	0.98%	6.375%	680	$625,039.42	77.72%
Arizona	8	3,010,325.79	3.16	6.388	734	596,993.62	75.90
California	145	56,891,789.58	59.63	6.395	748	692,577.63	69.63
Colorado	9	3,043,520.54	3.19	6.421	759	656,749.92	79.12
Connecticut	2	726,422.50	0.76	6.375	751	484,281.67	77.11
Delaware	1	629,416.49	0.66	6.375	711	839,221.99	80.00
Florida	10	3,476,733.54	3.64	6.460	730	689,768.53	70.14
Georgia	1	432,987.77	0.45	6.125	776	432,987.77	80.00
Hawaii	1	216,562.50	0.23	6.625	684	866,250.00	75.00
Idaho	1	632,490.75	0.66	5.625	682	632,490.75	73.72
Illinois	3	1,137,110.94	1.19	6.477	750	865,428.46	76.40
Indiana	1	570,363.28	0.60	6.250	792	570,363.28	80.00
Louisiana	1	271,506.89	0.28	6.500	686	543,013.77	80.00
Maine	2	375,919.49	0.39	6.542	708	500,919.49	65.56
Maryland	7	1,693,178.77	1.77	6.497	746	566,018.33	78.02
Massachusetts	2	964,265.40	1.01	6.303	685	550,819.02	64.44
Michigan	1	525,000.00	0.55	6.375	744	700,000.00	76.92
Minnesota	1	430,660.65	0.45	6.375	781	574,214.20	73.72
Montana	1	153,125.00	0.16	6.625	689	612,500.00	70.00
Nevada	3	797,510.39	0.84	6.523	689	631,496.65	76.24
New Hampshire	1	388,648.34	0.41	6.500	723	777,296.68	51.02
New Jersey	4	1,455,151.31	1.53	6.408	710	634,360.20	71.31
New Mexico	3	870,854.11	0.91	6.528	716	860,485.38	72.72
New York	10	4,234,212.14	4.44	6.306	747	650,323.65	72.46
Oregon	9	3,632,727.84	3.81	6.366	766	600,399.87	73.86
Pennsylvania	1	628,467.89	0.66	6.375	764	837,957.19	80.00
South Carolina	2	300,125.00	0.31	6.625	731	600,250.00	69.07
Texas	3	1,514,094.11	1.59	6.375	753	897,180.72	67.19
Virginia	4	1,611,756.67	1.69	6.366	737	555,806.67	74.37
Washington	11	3,851,893.54	4.04	6.403	744	598,802.84	75.67
Total:	250	$95,404,380.32	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans in Collateral Allocation Group 1 (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
620 – 639	1	$147,694.00	0.15%	6.625%	626	$590,776.00	67.67%
640 – 659	1	149,734.59	0.16	6.625	646	598,938.34	60.00
660 – 679	12	4,474,450.28	4.69	6.376	669	607,203.49	69.68
680 – 699	33	11,434,261.22	11.99	6.382	689	653,094.36	72.26
700 – 719	31	11,301,830.96	11.85	6.399	709	636,704.81	72.95
720 – 739	37	13,928,172.72	14.60	6.371	730	607,762.30	70.77
740 – 759	41	15,646,588.42	16.40	6.428	749	740,093.65	71.39
760 – 779	44	17,421,920.50	18.26	6.393	771	703,943.73	71.87
780 – 799	27	12,522,651.57	13.13	6.354	789	709,398.24	70.10
800 – 819	22	8,017,076.06	8.40	6.413	807	656,947.76	71.26
820 – 839	1	360,000.00	0.38	6.500	833	720,000.00	80.00
Total:	250	$95,404,380.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in collateral allocation group 1 was approximately 744.

Types of Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 1

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	176	$69,977,364.95	73.35%	6.371%	746	$667,295.51	70.94%
Planned Unit Development (PUD)	56	20,159,186.10	21.13	6.453	744	713,205.10	72.43
Low-Rise Condominium	13	4,139,266.60	4.34	6.409	711	545,079.83	74.86
High-Rise Condominium	3	553,178.48	0.58	6.625	773	737,571.30	66.79
Townhouse	1	167,949.41	0.18	6.625	761	671,797.62	76.36
Cooperative	1	407,434.79	0.43	6.375	793	543,246.38	75.00
Total:	250	$95,404,380.32	100.00%

Purposes of the Mortgage Loans in Collateral Allocation Group 1

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	84	$34,513,733.50	36.18%	6.402%	758	$738,371.42	75.72%
Refinance (Rate/Term)	80	27,608,227.83	28.94	6.387	730	625,655.28	71.37
Refinance (Cash Out)	86	33,282,418.99	34.89	6.385	743	649,089.18	67.02
Total:	250	$95,404,380.32	100.00%

Occupancy Types for the Mortgage Loans in Collateral Allocation Group 1 (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	236	$91,807,719.78	96.23%	6.388%	745	$672,768.73	71.60%
Secondary Home	14	3,596,660.54	3.77	6.486	733	651,705.14	66.98
Total:	250	$95,404,380.32	100.00%
____________
(1)  Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Mortgage Loans in Collateral Allocation Group 1

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	145	$56,457,644.73	59.18%	6.385%	743	$666,625.21	73.74%
Stated Income	105	38,946,735.59	40.82	6.402	746	678,444.16	68.07
Total:	250	$95,404,380.32	100.00%

Loan Age for the Mortgage Loans in Collateral Allocation Group 1 (1)

Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	27	$7,575,957.50	7.94%	6.513%	752	$743,601.11	69.51%
1	87	34,151,860.34	35.80	6.418	747	738,584.14	71.34
2	79	30,825,700.96	32.31	6.374	740	637,022.94	71.30
3	40	16,257,563.45	17.04	6.348	743	600,849.73	73.04
4	9	3,835,833.58	4.02	6.291	771	535,135.69	74.99
5	2	333,614.01	0.35	6.541	696	443,339.01	70.91
6	2	1,220,631.95	1.28	6.268	715	726,512.72	52.21
7	2	665,818.15	0.70	6.256	741	449,324.27	78.60
9	2	537,400.39	0.56	6.451	697	574,933.60	72.01
Total:	250	$95,404,380.32	100.00%
____________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in collateral allocation group 1 was approximately two months.

Loan Programs for the Mortgage Loans in Collateral Allocation Group 1

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Fully Amortizing Loans	139	$54,354,561.44	56.97%	6.369%	744	$669,871.87	69.89%
40/30 Balloon Loans	1	523,451.50	0.55	6.125	677	523,451.50	43.75
Interest Only Loans	110	40,526,367.38	42.48	6.426	746	675,105.91	73.85
Total:	250	$95,404,380.32	100.00%

Original Interest Only Term for the Mortgage Loans in Collateral Allocation Group 1

Original Interest Only Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	140	$54,878,012.94	57.52%	6.367%	743	$668,826.01	69.64%
120	110	40,526,367.38	42.48	6.426	746	675,105.91	73.85
Total:	250	$95,404,380.32	100.00%

Prepayment Charge Terms and Types for the Mortgage Loans in Collateral Allocation Group 1

Prepayment Charge Term (months) and Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	219	$83,241,275.72	87.25%	6.388%	745	$660,171.71	72.12%
12-Hard	5	1,451,737.38	1.52	6.527	753	708,432.15	66.14
24-Hard	4	2,772,486.71	2.91	6.434	745	1,319,830.60	65.95
36-Hard	18	6,667,268.50	6.99	6.380	739	678,786.87	65.82
36-Soft	4	1,271,612.01	1.33	6.435	695	570,010.11	73.46
Total:	250	$95,404,380.32	100.00%

Origination Channels for the Mortgage Loans in Collateral Allocation Group 1
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage professional	53	$17,618,491.30	18.47%	6.482%	753	$809,088.85	68.61%
Consumer direct	3	983,799.83	1.03	6.435	771	542,638.19	73.96
Correspondent	20	7,841,945.59	8.22	6.459	752	861,990.44	68.62
Conduit	174	68,960,143.61	72.28	6.360	741	610,045.17	72.43
Total:	250	$95,404,380.32	100.00%

Collateral Allocation Group 2

Mortgage Rates for the Mortgage Loans in Collateral Allocation Group 2 (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
6.001 - 6.500	150	$36,624,871.68	17.08%	6.459%	746	$650,107.81	72.00%
6.501 - 7.000	288	175,152,203.50	81.66	6.779	738	753,027.75	70.40
7.001 - 7.500	16	2,703,948.20	1.26	7.125	732	675,987.05	71.91
Total:	454	$214,481,023.38	100.00%
____________
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 2 was approximately 6.729% per annum.

Current Principal Balances for the Mortgage Loans in Collateral Allocation Group 2 (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
400,000.01 - 450,000.00	37	$10,173,867.09	4.74%	6.732%	719	$437,609.96	74.47%
450,000.01 - 500,000.00	83	24,520,674.23	11.43	6.720	732	478,700.12	72.48
500,000.01 - 550,000.00	59	18,156,647.16	8.47	6.695	733	525,781.20	71.83
550,000.01 - 600,000.00	47	17,829,793.87	8.31	6.710	727	575,209.72	73.30
600,000.01 - 650,000.00	36	13,330,055.83	6.22	6.712	740	626,289.19	72.58
650,000.01 - 700,000.00	37	16,479,118.64	7.68	6.739	737	673,735.38	74.68
700,000.01 - 750,000.00	32	15,758,311.76	7.35	6.724	749	731,502.66	73.15
750,000.01 - 800,000.00	19	9,385,682.18	4.38	6.754	730	782,430.90	74.43
800,000.01 - 850,000.00	10	5,557,189.80	2.59	6.671	728	825,128.02	69.21
850,000.01 - 900,000.00	10	5,966,269.05	2.78	6.755	719	883,402.54	68.00
900,000.01 - 950,000.00	13	7,455,885.42	3.48	6.720	742	928,919.04	72.47
950,000.01 - 1,000,000.00	25	15,217,529.48	7.10	6.697	739	982,918.17	69.80
1,000,000.01 - 1,250,000.00	15	12,341,083.98	5.75	6.746	741	1,147,348.93	68.41
1,250,000.01 - 1,500,000.00	14	14,670,773.43	6.84	6.740	754	1,374,092.71	70.54
1,500,000.01 - 1,750,000.00	2	2,709,775.00	1.26	6.697	770	1,547,350.00	52.14
1,750,000.01 - 2,000,000.00	11	16,664,981.46	7.77	6.795	763	1,904,132.49	69.31
2,000,000.01 - 2,250,000.00	1	2,100,000.00	0.98	6.750	735	2,100,000.00	75.00
2,250,000.01 - 2,500,000.00	1	2,500,000.00	1.17	6.750	733	2,500,000.00	47.17
2,500,000.01 - 2,750,000.00	1	663,385.01	0.31	6.375	750	2,653,540.02	64.00
3,750,000.01 - 4,000,000.00	1	3,000,000.00	1.40	6.875	772	4,000,000.00	27.12
Total:	454	$214,481,023.38	100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans related to collateral allocation group 2, without regard to any calculation based on the related Applicable Fraction, was approximately $716,308.

Original Loan-to-Value Ratios for the Mortgage Loans in Collateral Allocation Group 2 (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	3	$3,919,445.21	1.83%	6.834%	762	$1,680,917.15	26.59%
30.01 - 40.00	5	4,116,666.70	1.92	6.732	762	1,082,444.45	36.78
40.01 - 50.00	15	8,733,132.65	4.07	6.768	739	811,456.71	46.33
50.01 - 60.00	45	20,136,830.18	9.39	6.708	744	730,486.74	56.07
60.01 - 70.00	75	41,126,039.09	19.17	6.723	736	816,792.81	66.27
70.01 - 80.00	301	133,598,253.47	62.29	6.725	738	676,026.78	77.82
80.01 - 90.00	8	2,383,033.67	1.11	6.896	735	496,402.17	87.18
90.01 - 100.00	2	467,622.42	0.22	6.551	715	495,244.84	94.73
Total:	454	$214,481,023.38	100.00%
____________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in collateral allocation group 2 was approximately 70.70%.

Original Term to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 2

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	454	$214,481,023.38	100.00%	6.729%	739	$716,308.27	70.70%
Total:	454	$214,481,023.38	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 2 (1)

Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
348	1	$430,473.69	0.20%	6.875%	669	$573,964.92	78.91%
349	1	1,939,848.59	0.90	6.750	770	1,939,848.59	70.00
351	2	612,466.80	0.29	6.574	751	574,933.60	72.97
353	1	232,830.38	0.11	6.500	675	465,660.76	76.00
354	1	232,393.48	0.11	6.375	744	929,573.93	58.56
355	3	989,564.01	0.46	6.652	698	441,059.34	69.63
356	4	980,387.63	0.46	6.518	752	552,758.20	79.07
357	36	12,804,189.41	5.97	6.626	728	651,441.13	71.39
358	100	36,006,873.95	16.79	6.651	730	632,967.99	71.08
359	159	74,622,108.91	34.79	6.722	736	739,976.88	70.52
360	146	85,629,886.54	39.92	6.787	747	768,533.06	70.48
Total:	454	$214,481,023.38	100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans in collateral allocation group 2 was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 2

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	3	$986,769.71	0.46%	6.717%	677	$716,359.61	75.81%
Arizona	13	4,843,229.13	2.26	6.710	743	632,649.65	72.01
Arkansas	1	437,939.85	0.20	6.875	722	583,919.80	80.00
California	248	120,314,615.49	56.10	6.717	743	730,275.23	69.64
Colorado	9	3,489,580.47	1.63	6.607	733	699,505.73	78.22
Connecticut	5	1,403,322.71	0.65	6.820	705	550,788.93	77.89
Delaware	2	1,109,049.39	0.52	6.780	737	1,019,106.92	42.16
Florida	26	14,015,800.69	6.53	6.777	727	860,040.54	68.01
Georgia	3	1,872,205.76	0.87	6.809	722	723,076.87	78.95
Hawaii	1	649,687.50	0.30	6.625	684	866,250.00	75.00
Idaho	3	1,688,300.00	0.79	6.824	747	729,433.33	70.95
Illinois	4	1,751,174.45	0.82	6.644	750	795,071.35	75.68
Indiana	1	814,000.00	0.38	6.750	770	814,000.00	80.00
Louisiana	1	271,506.89	0.13	6.500	686	543,013.77	80.00
Maine	3	848,237.11	0.40	6.686	699	482,158.07	66.07
Maryland	11	4,592,231.30	2.14	6.685	743	632,750.48	79.56
Massachusetts	4	1,228,772.72	0.57	6.843	777	540,622.67	78.00
Michigan	2	685,000.00	0.32	6.747	795	690,000.00	79.21
Minnesota	4	1,320,135.08	0.62	6.767	775	513,698.93	76.23
Missouri	1	467,561.79	0.22	6.875	725	623,415.72	50.40
Montana	2	1,134,375.00	0.53	6.699	739	643,750.00	47.47
Nevada	4	1,486,979.56	0.69	6.636	691	603,622.49	73.96
New Hampshire	1	388,648.34	0.18	6.500	723	777,296.68	51.02
New Jersey	9	5,218,765.70	2.43	6.742	733	770,559.92	74.31
New Mexico	3	1,710,602.04	0.80	6.609	721	860,485.38	69.92
New York	31	15,645,477.45	7.29	6.809	734	747,278.42	68.38
North Carolina	1	446,099.90	0.21	6.875	702	594,799.87	76.81
Oregon	11	3,930,093.93	1.83	6.643	723	588,464.26	72.61
Pennsylvania	3	988,795.55	0.46	6.769	730	625,677.40	78.13
South Carolina	5	2,560,518.50	1.19	6.734	730	686,128.70	74.25
Texas	6	4,207,882.36	1.96	6.756	736	899,117.57	72.27
Utah	2	839,548.61	0.39	6.812	691	489,032.41	70.93
Virginia	11	4,195,733.42	1.96	6.778	735	598,037.68	75.90
Washington	20	8,938,383.01	4.17	6.714	753	640,639.94	76.32
Total:	454	$214,481,023.38	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans in Collateral Allocation Group 2 (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
620 – 639	1	$443,082.00	0.21%	6.625%	626	$590,776.00	67.67%
640 – 659	1	449,203.76	0.21	6.625	646	598,938.34	60.00
660 – 679	30	11,664,224.09	5.44	6.758	670	590,971.84	71.68
680 – 699	69	29,991,116.29	13.98	6.748	690	664,847.26	72.47
700 – 719	78	36,622,370.87	17.07	6.755	709	664,016.42	73.32
720 – 739	55	24,305,424.52	11.33	6.719	728	695,323.15	70.66
740 – 759	67	32,711,896.62	15.25	6.703	751	758,217.20	69.48
760 – 779	80	46,341,510.71	21.61	6.728	772	837,193.32	67.65
780 – 799	44	19,677,719.75	9.17	6.734	789	743,206.81	70.43
800 – 819	28	11,914,474.78	5.56	6.665	807	684,909.04	73.17
820 – 839	1	360,000.00	0.17	6.500	833	720,000.00	80.00
Total:	454	$214,481,023.38	100.00%
____________
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in collateral allocation group 2 was approximately 739.

Types of Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 2

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	318	$150,865,107.05	70.34%	6.735%	737	$713,367.97	69.77%
Planned Unit Development (PUD)	100	48,146,918.80	22.45	6.701	745	742,160.89	72.92
Low-Rise Condominium	23	9,492,129.30	4.43	6.725	744	616,374.55	73.25
High-Rise Condominium	7	3,550,062.72	1.66	6.817	742	963,271.66	67.68
Townhouse	5	2,290,993.91	1.07	6.746	726	534,817.80	78.95
Cooperative	1	135,811.60	0.06	6.375	793	543,246.38	75.00
Total:	454	$214,481,023.38	100.00%

Purposes of the Mortgage Loans in Collateral Allocation Group 2

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	169	$84,613,486.00	39.45%	6.731%	751	$753,079.30	75.27%
Refinance (Rate/Term)	143	66,122,245.22	30.83	6.739	731	695,537.17	68.32
Refinance (Cash Out)	142	63,745,292.16	29.72	6.715	731	693,462.95	67.10
Total:	454	$214,481,023.38	100.00%

Occupancy Types for the Mortgage Loans in Collateral Allocation Group 2 (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	432	$203,337,093.77	94.80%	6.730%	739	$718,365.55	71.10%
Secondary Home	22	11,143,929.61	5.20	6.703	742	675,910.76	63.33
Total:	454	$214,481,023.38	100.00%
____________
(1) Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Mortgage Loans in Collateral Allocation Group 2

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	235	$106,454,018.02	49.63%	6.708%	745	$699,187.18	71.67%
Stated Income	219	108,027,005.36	50.37	6.748	733	734,680.21	69.74
Total:	454	$214,481,023.38	100.00%

Loan Age for the Mortgage Loans in Collateral Allocation Group 2 (1)

Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	146	$85,629,886.54	39.92%	6.787%	747	$768,533.06	70.48%
1	159	74,622,108.91	34.79	6.722	736	739,976.88	70.52
2	100	36,006,873.95	16.79	6.651	730	632,967.99	71.08
3	36	12,804,189.41	5.97	6.626	728	651,441.13	71.39
4	4	980,387.63	0.46	6.518	752	552,758.20	79.07
5	3	989,564.01	0.46	6.652	698	441,059.34	69.63
6	1	232,393.48	0.11	6.375	744	929,573.93	58.56
7	1	232,830.38	0.11	6.500	675	465,660.76	76.00
9	2	612,466.80	0.29	6.574	751	574,933.60	72.97
11	1	1,939,848.59	0.90	6.750	770	1,939,848.59	70.00
12	1	430,473.69	0.20	6.875	669	573,964.92	78.91
Total:	454	$214,481,023.38	100.00%
____________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in collateral allocation group 2 was approximately one month.

Loan Programs for the Mortgage Loans in Collateral Allocation Group 2

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Fully Amortizing Loans	232	$109,423,770.44	51.02%	6.725%	739	$711,515.34	68.72%
Interest Only Loans	222	105,057,252.94	48.98	6.732	739	721,317.10	72.75
Total:	454	$214,481,023.38	100.00%

Original Interest Only Term for the Mortgage Loans in Collateral Allocation Group 2

Original Interest Only Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	232	$109,423,770.44	51.02%	6.725%	739	$711,515.34	68.72%
120	222	105,057,252.94	48.98	6.732	739	721,317.10	72.75
Total:	454	$214,481,023.38	100.00%

Prepayment Charge Terms and Types for the Mortgage Loans in Collateral Allocation Group 2

Prepayment Charge Term (months) and Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	376	$175,173,645.08	81.67%	6.726%	740	$718,638.48	70.34%
12-Hard	24	13,278,835.88	6.19	6.770	747	698,271.28	70.60
24-Hard	10	6,099,825.32	2.84	6.716	724	968,112.03	65.19
36-Hard	37	18,062,852.97	8.42	6.727	735	670,360.60	75.19
36-Soft	7	1,865,864.14	0.87	6.714	720	536,130.27	79.05
Total:	454	$214,481,023.38	100.00%

Origination Channels for the Mortgage Loans in Collateral Allocation Group 2

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage professional	212	$123,770,171.30	57.71%	6.773%	740	$778,679.35	69.66%
Consumer direct	9	4,168,114.74	1.94	6.759	728	637,212.73	75.20
Correspondent	57	30,427,084.71	14.19	6.766	747	806,804.21	71.07
Conduit	176	56,115,652.64	26.16	6.608	732	615,915.79	72.44
Total:	454	$214,481,023.38	100.00%

Collateral Allocation Group 3

Mortgage Rates for the Mortgage Loans in Collateral Allocation Group 3 (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
6.501 - 7.000	126	$29,763,774.60	44.59%	6.929%	734	$739,987.74	71.29%
7.001 - 7.500	52	31,314,450.76	46.91	7.269	721	654,199.98	74.18
7.501 - 8.000	8	4,742,119.67	7.10	7.743	725	592,764.96	78.26
8.001 - 8.500	2	935,728.60	1.40	8.370	733	467,864.30	80.00
Total:	188	$66,756,073.62	100.00%
____________
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 3 was approximately 7.167% per annum.

Current Principal Balances for the Mortgage Loans in Collateral Allocation Group 3 (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
400,000.01 - 450,000.00	19	$5,381,965.31	8.06%	7.348%	722	$437,547.17	78.33%
450,000.01 - 500,000.00	32	6,874,234.81	10.30	7.143	733	481,747.55	79.46
500,000.01 - 550,000.00	25	8,885,873.31	13.31	7.181	728	522,299.70	76.46
550,000.01 - 600,000.00	17	4,761,377.48	7.13	7.226	733	576,055.88	78.08
600,000.01 - 650,000.00	17	6,624,715.74	9.92	7.177	734	617,477.90	77.85
650,000.01 - 700,000.00	17	5,364,979.03	8.04	7.218	716	671,330.91	77.25
700,000.01 - 750,000.00	14	6,715,723.75	10.06	7.185	730	728,829.15	73.66
750,000.01 - 800,000.00	11	4,094,081.19	6.13	7.221	711	779,593.30	78.10
800,000.01 - 850,000.00	1	207,450.57	0.31	6.875	663	829,802.28	73.17
850,000.01 - 900,000.00	6	2,002,693.85	3.00	7.044	698	885,129.23	71.60
900,000.01 - 950,000.00	4	1,631,192.23	2.44	7.018	713	932,189.08	68.40
950,000.01 - 1,000,000.00	6	2,981,499.00	4.47	7.106	723	987,666.50	69.97
1,000,000.01 - 1,250,000.00	6	1,981,100.64	2.97	6.908	732	1,145,996.26	59.45
1,250,000.01 - 1,500,000.00	7	4,467,710.78	6.69	7.221	714	1,374,406.16	58.19
1,750,000.01 - 2,000,000.00	5	3,781,475.94	5.66	7.003	760	1,874,780.75	64.42
3,750,000.01 - 4,000,000.00	1	1,000,000.00	1.50	6.875	772	4,000,000.00	27.12
Total:	188	$66,756,073.62	100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans related to collateral allocation group 2, without regard to any calculation based on the related Applicable Fraction, was approximately $707,099.

Original Loan-to-Value Ratios for the Mortgage Loans in Collateral Allocation Group 3 (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	1	$1,000,000.00	1.50%	6.875%	772	$4,000,000.00	27.12%
30.01 - 40.00	2	1,699,747.96	2.55	7.287	694	1,299,495.93	33.01
40.01 - 50.00	6	1,657,983.29	2.48	6.952	735	763,918.02	47.76
50.01 - 60.00	13	4,647,923.87	6.96	7.062	761	793,745.81	57.55
60.01 - 70.00	22	9,921,846.36	14.86	7.098	731	950,632.22	67.61
70.01 - 80.00	133	44,281,632.46	66.33	7.204	724	638,984.02	78.48
80.01 - 90.00	10	3,048,189.69	4.57	7.142	716	503,597.34	87.73
90.01 - 100.00	1	498,750.00	0.75	7.25	680	498,750.00	95.00
Total:	188	$66,756,073.62	100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in collateral allocation group 3 was approximately 73.26%.

Original Term to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 3

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	188	$66,756,073.62	100.00%	7.167%	727	$707,099.48	73.26%
Total:	188	$66,756,073.62	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 3 (1)

Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
348	1	$143,491.23	0.21%	6.875%	669	$573,964.92	78.91%
357	8	3,251,379.06	4.87	7.307	718	701,089.53	55.87
358	22	6,916,490.56	10.36	7.293	717	641,278.95	77.72
359	69	25,089,931.55	37.58	7.182	718	708,910.43	74.24
360	88	31,354,781.23	46.97	7.114	737	724,193.91	73.28
Total:	188	$66,756,073.62	100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans in collateral allocation group 3 was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 3

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	1	$224,750.00	0.34%	6.875%	675	$899,000.00	74.92%
Arizona	5	2,131,400.00	3.19	7.178	762	603,760.00	76.64
Arkansas	1	145,979.95	0.22	6.875	722	583,919.80	80.00
California	89	29,930,252.29	44.84	7.111	725	724,946.40	72.67
Colorado	1	207,450.57	0.31	6.875	663	829,802.28	73.17
Connecticut	3	624,199.42	0.94	6.946	691	595,127.10	76.87
Delaware	1	299,747.96	0.45	6.875	743	1,198,991.85	33.33
Florida	19	9,003,368.11	13.49	7.373	729	793,633.87	74.63
Georgia	4	1,335,473.81	2.00	7.167	717	556,637.09	82.88
Hawaii	1	645,497.25	0.97	7.250	707	645,497.25	80.00
Idaho	1	500,000.00	0.75	7.000	794	1,000,000.00	58.82
Illinois	2	753,639.60	1.13	7.153	729	522,819.80	76.64
Maine	1	222,317.62	0.33	7.000	701	444,635.23	76.99
Maryland	2	674,845.25	1.01	7.073	771	637,463.50	71.45
Massachusetts	3	521,600.03	0.78	6.932	784	537,666.70	84.54
Michigan	1	170,000.00	0.25	6.875	813	680,000.00	80.00
Minnesota	1	304,000.00	0.46	7.000	772	608,000.00	80.00
Missouri	1	155,853.93	0.23	6.875	725	623,415.72	50.40
Nevada	1	130,000.00	0.19	6.875	730	520,000.00	80.00
New Jersey	6	2,420,151.88	3.63	7.423	733	567,479.76	81.37
New York	23	9,070,765.77	13.59	7.137	714	756,422.23	69.29
North Carolina	1	148,699.97	0.22	6.875	702	594,799.87	76.81
Oklahoma	1	540,000.00	0.81	7.250	775	540,000.00	72.97
Pennsylvania	2	259,768.75	0.39	6.875	721	519,537.50	77.63
South Carolina	3	1,470,000.00	2.20	7.431	759	553,333.33	76.19
Texas	3	1,081,875.00	1.62	7.111	721	932,500.00	70.55
Utah	1	138,516.20	0.21	6.875	679	554,064.81	61.67
Virginia	5	1,234,145.69	1.85	7.004	755	575,258.28	75.58
Washington	5	2,411,774.58	3.61	7.280	703	694,709.83	73.45
Total:	188	$66,756,073.62	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans in Collateral Allocation Group 3 (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
660 – 679	15	$4,847,718.23	7.26%	7.181%	667	$634,124.14	77.57%
680 – 699	43	17,908,413.64	26.83	7.240	689	703,078.19	72.76
700 – 719	38	11,309,233.62	16.94	7.146	710	648,313.95	78.18
720 – 739	18	6,002,161.21	8.99	7.098	726	698,597.49	72.52
740 – 759	24	8,818,075.73	13.21	7.191	751	686,908.69	70.41
760 – 779	26	9,754,810.72	14.61	7.151	771	811,299.48	68.31
780 – 799	18	6,647,760.46	9.96	7.060	789	771,033.20	73.79
800 – 819	6	1,467,900.03	2.20	7.105	806	753,600.02	78.09
Total:	188	$66,756,073.62	100.00%
____________
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in collateral allocation group 3 was approximately 727.

Types of Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 3

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	139	$48,335,294.07	72.41%	7.155%	724	$704,595.49	72.74%
Planned Unit Development (PUD)	33	11,259,469.20	16.87	7.159	740	694,032.88	76.05
Low-Rise Condominium	8	2,541,784.24	3.81	7.085	722	670,955.65	75.16
High-Rise Condominium	7	4,404,380.43	6.60	7.368	736	899,272.53	70.66
Townhouse	1	215,145.69	0.32	7.000	691	430,291.38	77.31
Total:	188	$66,756,073.62	100.00%

Purposes of the Mortgage Loans in Collateral Allocation Group 3

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	68	$22,573,929.23	33.82%	7.163%	738	$711,031.65	75.61%
Refinance (Rate/Term)	59	21,247,128.34	31.83	7.108	724	762,744.33	72.63
Refinance (Cash Out)	61	22,935,016.05	34.36	7.225	719	648,895.65	71.54
Total:	188	$66,756,073.62	100.00%

Occupancy Types for the Mortgage Loans in Collateral Allocation Group 3 (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	176	$61,267,932.87	91.78%	7.137%	728	$709,119.41	74.17%
Secondary Home	12	5,488,140.75	8.22	7.498	713	677,473.79	63.17
Total:	188	$66,756,073.62	100.00%
____________
(1) Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Mortgage Loans in Collateral Allocation Group 3

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	71	$22,526,245.79	33.74%	7.105%	735	$698,749.49	73.43%
Stated Income	117	44,229,827.84	66.26	7.198	723	712,166.56	73.18
Total:	188	$66,756,073.62	100.00%

Loan Age for the Mortgage Loans in Collateral Allocation Group 3 (1)

Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	88	$31,354,781.23	46.97%	7.114%	737	$724,193.91	73.28%
1	69	25,089,931.55	37.58	7.182	718	708,910.43	74.24
2	22	6,916,490.56	10.36	7.293	717	641,278.95	77.72
3	8	3,251,379.06	4.87	7.307	718	701,089.53	55.87
12	1	143,491.23	0.21	6.875	669	573,964.92	78.91
Total:	188	$66,756,073.62	100.00%
____________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in collateral allocation group 3 was approximately one month.

Loan Programs for the Mortgage Loans in Collateral Allocation Group 3

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Fully Amortizing Loans	82	$27,273,439.67	40.86%	7.094%	725	$724,001.90	72.20%
Interest Only Loans	106	39,482,633.96	59.14	7.217	728	694,024.02	74.00
Total:	188	$66,756,073.62	100.00%

Original Interest Only Term for the Mortgage Loans in Collateral Allocation Group 3

Original Interest Only Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	82	$27,273,439.67	40.86%	7.094%	725	$724,001.90	72.20%
120	106	39,482,633.96	59.14	7.217	728	694,024.02	74.00
Total:	188	$66,756,073.62	100.00%

Prepayment Charge Terms and Types for the Mortgage Loans in Collateral Allocation Group 3

Prepayment Charge Term (months) and Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	156	$58,397,652.28	87.48%	7.172%	728	$725,191.40	72.73%
12-Hard	12	3,118,257.50	4.67	7.144	743	650,172.50	78.05
24-Hard	4	808,808.23	1.21	6.875	722	808,808.23	55.92
36-Hard	12	3,159,919.89	4.73	7.057	706	553,222.48	78.99
36-Soft	4	1,271,435.72	1.90	7.440	721	532,217.86	82.91
Total:	188	$66,756,073.62	100.00%

Origination Channels for the Mortgage Loans in Collateral Allocation Group 3

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage professional	125	$44,780,693.74	67.08%	7.149%	726	$709,841.83	74.02%
Consumer direct	4	583,000.00	0.87	6.875	736	583,000.00	80.00
Correspondent	33	13,155,271.57	19.71	7.156	736	770,720.59	72.72
Conduit	26	8,237,108.32	12.34	7.300	716	632,257.44	69.52
Total:	188	$66,756,073.62	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.501 - 6.000	2	$1,137,566.98	0.30%	5.791%	718	$568,783.49	75.62%
6.001 - 6.500	183	118,935,671.89	31.58	6.395	746	649,921.70	71.59
6.501 - 7.000	288	216,871,991.22	57.58	6.791	737	753,027.75	70.57
7.001 - 7.500	52	34,018,398.96	9.03	7.258	722	654,199.98	74.00
7.501 - 8.000	8	4,742,119.67	1.26	7.743	725	592,764.96	78.26
8.001 - 8.500	2	935,728.60	0.25	8.370	733	467,864.30	80.00
Total:	535	$376,641,477.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.721% per annum.

Current Principal Balances for the Mortgage Loans (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
400,000.01 - 450,000.00	47	$20,603,894.28	5.47%	6.804%	725	$438,380.73	74.38%
450,000.01 - 500,000.00	93	44,558,538.76	11.83	6.693	735	479,124.07	73.72
500,000.01 - 550,000.00	74	38,898,708.87	10.33	6.712	737	525,658.23	73.00
550,000.01 - 600,000.00	58	33,308,925.00	8.84	6.675	734	574,291.81	74.04
600,000.01 - 650,000.00	43	26,877,516.85	7.14	6.741	731	625,058.53	74.71
650,000.01 - 700,000.00	42	28,281,409.80	7.51	6.752	737	673,366.90	75.30
700,000.01 - 750,000.00	38	27,759,085.04	7.37	6.782	747	730,502.24	73.08
750,000.01 - 800,000.00	25	19,564,963.36	5.19	6.719	727	782,598.53	71.75
800,000.01 - 850,000.00	11	9,064,451.00	2.41	6.579	734	824,041.00	70.82
850,000.01 - 900,000.00	12	10,633,171.45	2.82	6.719	718	886,097.62	68.60
900,000.01 - 950,000.00	14	12,993,398.59	3.45	6.662	739	928,099.90	71.14
950,000.01 - 1,000,000.00	29	28,559,179.41	7.58	6.612	739	984,799.29	69.48
1,000,000.01 - 1,250,000.00	16	18,257,239.58	4.85	6.696	742	1,141,077.47	67.95
1,250,000.01 - 1,500,000.00	16	21,987,297.91	5.84	6.810	748	1,374,206.12	67.97
1,500,000.01 - 1,750,000.00	2	3,094,700.00	0.82	6.688	769	1,547,350.00	54.36
1,750,000.01 - 2,000,000.00	11	20,945,457.40	5.56	6.828	763	1,904,132.49	68.68
2,000,000.01 - 2,250,000.00	1	2,100,000.00	0.56	6.750	735	2,100,000.00	75.00
2,250,000.01 - 2,500,000.00	1	2,500,000.00	0.66	6.750	733	2,500,000.00	47.17
2,500,000.01 - 2,750,000.00	1	2,653,540.02	0.70	6.375	750	2,653,540.02	64.00
3,750,000.01 - 4,000,000.00	1	4,000,000.00	1.06	6.875	772	4,000,000.00	27.12
Total:	535	$376,641,477.32	100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $704,003.

Original Loan-to-Value Ratios for the Mortgage Loans (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	3	$5,042,751.46	1.34%	6.837%	764	$1,680,917.15	26.70%
30.01 - 40.00	7	7,610,663.20	2.02	6.754	744	1,087,237.60	36.62
40.01 - 50.00	16	12,695,302.17	3.37	6.719	738	793,456.39	46.30
50.01 - 60.00	50	36,645,459.83	9.73	6.650	746	732,909.20	56.43
60.01 - 70.00	85	69,071,212.02	18.34	6.691	738	812,602.49	66.32
70.01 - 80.00	360	238,523,875.62	63.33	6.730	737	662,566.32	77.94
80.01 - 90.00	11	5,562,973.35	1.48	7.024	724	505,724.85	87.41
90.01 - 100.00	3	1,489,239.67	0.40	6.742	716	496,413.22	94.89
Total:	535	$376,641,477.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 71.34%.

Original Term To Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	535	$376,641,477.32	100.00%	6.721%	738	$704,002.76	71.34%
Total:	535	$376,641,477.32	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans (1)

Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
348	1	$573,964.92	0.15%	6.875%	669	$573,964.92	78.91%
349	1	1,939,848.59	0.52	6.750	770	1,939,848.59	70.00
351	2	1,149,867.19	0.31	6.516	726	574,933.60	72.52
353	2	898,648.53	0.24	6.319	724	449,324.27	77.93
354	2	1,453,025.43	0.39	6.285	720	726,512.72	53.22
355	3	1,323,178.01	0.35	6.624	697	441,059.34	69.95
356	9	4,816,221.21	1.28	6.337	767	535,135.69	75.82
357	51	32,313,131.91	8.58	6.555	734	633,590.82	70.66
358	115	73,749,065.47	19.58	6.595	733	641,296.22	71.79
359	183	133,863,900.80	35.54	6.730	735	731,496.73	71.43
360	166	124,560,625.26	33.07	6.853	745	750,365.21	71.12
Total:	535	$376,641,477.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	3	$2,149,078.83	0.57%	6.584%	678	$716,359.61	76.55%
Arizona	16	9,984,954.92	2.65	6.713	744	624,059.68	74.17
Arkansas	1	583,919.80	0.16	6.875	722	583,919.80	80.00
California	286	207,136,657.36	55.00	6.685	742	724,254.05	70.08
Colorado	10	6,740,551.58	1.79	6.531	742	674,055.16	78.47
Connecticut	5	2,753,944.63	0.73	6.731	714	550,788.93	77.45
Delaware	2	2,038,213.84	0.54	6.669	730	1,019,106.92	52.55
Florida	33	26,495,902.33	7.03	6.938	728	802,906.13	70.54
Georgia	6	3,640,667.34	0.97	6.859	727	606,777.89	80.51
Hawaii	2	1,511,747.25	0.40	6.892	694	755,873.63	77.13
Idaho	4	2,820,790.75	0.75	6.586	741	705,197.69	69.42
Illinois	5	3,641,924.98	0.97	6.697	746	728,385.00	76.11
Indiana	2	1,384,363.28	0.37	6.544	779	692,181.64	80.00
Louisiana	1	543,013.77	0.14	6.500	686	543,013.77	80.00
Maine	3	1,446,474.21	0.38	6.697	702	482,158.07	67.62
Maryland	11	6,960,255.32	1.85	6.677	747	632,750.48	78.40
Massachusetts	5	2,714,638.14	0.72	6.668	745	542,927.63	74.44
Michigan	2	1,380,000.00	0.37	6.621	778	690,000.00	78.44
Minnesota	4	2,054,795.73	0.55	6.719	775	513,698.93	76.26
Missouri	1	623,415.72	0.17	6.875	725	623,415.72	50.40
Montana	2	1,287,500.00	0.34	6.691	733	643,750.00	50.15
Nevada	4	2,414,489.95	0.64	6.612	692	603,622.49	75.04
New Hampshire	1	777,296.68	0.21	6.500	723	777,296.68	51.02
New Jersey	13	9,094,068.89	2.41	6.870	730	699,543.76	75.71
New Mexico	3	2,581,456.15	0.69	6.581	719	860,485.38	70.86
New York	40	28,950,455.36	7.69	6.839	730	723,761.38	69.26
North Carolina	1	594,799.87	0.16	6.875	702	594,799.87	76.81
Oklahoma	1	540,000.00	0.14	7.250	775	540,000.00	72.97
Oregon	13	7,562,821.76	2.01	6.510	744	581,755.52	73.21
Pennsylvania	3	1,877,032.19	0.50	6.652	740	625,677.40	78.69
South Carolina	7	4,330,643.50	1.15	6.963	740	618,663.36	74.55
Texas	8	6,803,851.47	1.81	6.728	737	850,481.43	70.87
Utah	2	978,064.81	0.26	6.821	689	489,032.41	69.62
Virginia	12	7,041,635.78	1.87	6.723	739	586,802.98	75.49
Washington	23	15,202,051.13	4.04	6.725	743	660,958.74	75.70
Total:	535	$376,641,477.32	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
620 – 639	1	$590,776.00	0.16%	6.625%	626	$590,776.00	67.67%
640 – 659	1	598,938.34	0.16	6.625	646	598,938.34	60.00
660 – 679	35	20,986,392.60	5.57	6.774	669	599,611.22	72.62
680 – 699	87	59,333,791.15	15.75	6.826	689	681,997.60	72.52
700 – 719	90	59,233,435.45	15.73	6.762	709	658,149.28	74.18
720 – 739	64	44,235,758.44	11.74	6.661	729	691,183.73	70.95
740 – 759	79	57,176,560.77	15.18	6.703	750	723,753.93	70.14
760 – 779	92	73,518,241.93	19.52	6.705	772	799,111.33	68.74
780 – 799	53	38,848,131.78	10.31	6.667	789	732,983.62	70.90
800 – 819	32	21,399,450.86	5.68	6.601	807	668,732.84	72.79
820 – 839	1	720,000.00	0.19	6.500	833	720,000.00	80.00
Total:	535	$376,641,477.32	100.00%
____________
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 738.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	383	$269,177,766.07	71.47%	6.716%	737	$702,814.01	70.61%
Planned Unit Development (PUD)	110	79,565,574.10	21.13	6.703	744	723,323.40	73.24
Low-Rise Condominium	26	16,173,180.14	4.29	6.701	732	622,045.39	73.96
High-Rise Condominium	10	8,507,621.63	2.26	7.09	741	850,762.16	69.17
Townhouse	5	2,674,089.00	0.71	6.759	725	534,817.80	78.65
Cooperative	1	543,246.38	0.14	6.375	793	543,246.38	75.00
Total:	535	$376,641,477.32	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	191	$141,701,148.73	37.62%	6.720%	751	$741,890.83	75.43%
Refinance (Rate/Term)	169	114,977,601.39	30.53	6.723	729	680,340.84	69.85
Refinance (Cash Out)	175	119,962,727.20	31.85	6.721	732	685,501.30	67.93
Total:	535	$376,641,477.32	100.00%

Occupancy Types for the Mortgage Loans (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	505	$356,412,746.42	94.63%	6.712%	739	$705,767.81	71.76%
Secondary Home	30	20,228,730.90	5.37	6.880	732	674,291.03	63.93
Total:	535	$376,641,477.32	100.00%
____________
(1) Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	267	$185,437,908.53	49.23%	6.658%	743	$694,524.00	72.51%
Stated Income	268	191,203,568.79	50.77	6.782	734	713,446.15	70.20
Total:	535	$376,641,477.32	100.00%

Loan Age for the Mortgage Loans (1)

Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	166	$124,560,625.26	33.07%	6.853%	745	$750,365.21	71.12%
1	183	133,863,900.80	35.54	6.730	735	731,496.73	71.43
2	115	73,749,065.47	19.58	6.595	733	641,296.22	71.79
3	51	32,313,131.91	8.58	6.555	734	633,590.82	70.66
4	9	4,816,221.21	1.28	6.337	767	535,135.69	75.82
5	3	1,323,178.01	0.35	6.624	697	441,059.34	69.95
6	2	1,453,025.43	0.39	6.285	720	726,512.72	53.22
7	2	898,648.53	0.24	6.319	724	449,324.27	77.93
9	2	1,149,867.19	0.31	6.516	726	574,933.60	72.52
11	1	1,939,848.59	0.52	6.750	770	1,939,848.59	70.00
12	1	573,964.92	0.15	6.875	669	573,964.92	78.91
Total:	535	$376,641,477.32	100.00%
____________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Fully Amortizing Loans	272	$191,051,771.55	50.73%	6.676%	738	$702,396.22	69.55%
40/30 Balloon Loans	1	523,451.50	0.14	6.125	677	523,451.50	43.75
Interest Only Loans	262	185,066,254.27	49.14	6.769	738	706,359.75	73.26
Total:	535	$376,641,477.32	100.00%

Original Interest Only Term for the Mortgage Loans

Original Interest Only Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	273	$191,575,223.05	50.86%	6.675%	738	$701,740.74	69.48%
120	262	185,066,254.27	49.14	6.769	738	706,359.75	73.26
Total:	535	$376,641,477.32	100.00%

Prepayment Charge Terms and Types for the Mortgage Loans

Prepayment Charge Term (months) and Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	450	$316,812,573.08	84.12%	6.720%	739	$704,027.94	71.25%
12-Hard	26	17,848,830.75	4.74	6.816	747	686,493.49	71.54
24-Hard	10	9,681,120.26	2.57	6.649	730	968,112.03	64.63
36-Hard	41	27,890,041.36	7.40	6.681	732	680,244.91	73.38
36-Soft	8	4,408,911.87	1.17	6.843	714	551,113.98	78.55
Total:	535	$376,641,477.32	100.00%

Origination Channels for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage professional	244	$186,169,356.34	49.43%	6.836%	738	$762,989.17	70.61%
Consumer direct	9	5,734,914.56	1.52	6.715	736	637,212.73	75.47
Correspondent	67	51,424,301.86	13.65	6.819	745	767,526.89	71.12
Conduit	215	133,312,904.56	35.40	6.523	736	620,060.02	72.25
Total:	535	$376,641,477.32	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-A2 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class PO, Class A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P and Class L Certificates.  Only the classes of certificates listed on the cover page (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.  The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class PO, Class A-X and Class A-R Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class PO and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Group 3 Senior Certificates	Class 3-A-1, Class 3-A-2 and Class A-X Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Super Senior Certificates	Class 1-A-1, Class 2-A-1, Class 2-A-3 and Class 3-A-1 Certificates

Support Certificates	Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Notional Amount Certificates	Class A-X Certificates

Principal Only Certificates	Class PO Certificates

Private Certificates	Class B-4, Class B-5, Class B-6, Class L and Class P Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-2 Certificates:	Senior/Fixed Pass-Through Rate/Senior Support

Class 2-A-1 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-2 Certificates:	Senior/Fixed Pass-Through Rate/Senior Support

Class 2-A-3 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 3-A-1 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 3-A-2 Certificates:	Senior/Fixed Pass-Through Rate/Senior Support

Class A-X Certificates:	Senior/Variable Pass-Through Rate/ Notional Amount/Interest Only

Class PO Certificates:	Senior/Principal Only

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class L Certificates:	Late Payment Fees

The private certificates are not being offered by this free writing prospectus.  Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.  The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates described under “—Interest” in this free writing prospectus.  The Class P and Class L Certificates will not bear interest.  The Class P Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans, and such prepayment charges and late payment fees will not be available for distribution to the holders of the other classes of certificates.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal;

•	the amount of Realized Losses (including Excess Losses) allocated to that class; and

•
in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under “—Allocation of Losses;”

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans or portions thereof allocated to the related collateral allocation group and distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $358,938,009 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 95.30%.  The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.70%, 0.70%, 0.40%, 0.40%, 0.30% and 0.20%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form.  All of the remaining classes of offered certificates will be represented by book-entry certificates.  The book-entry certificates will be issuable in book-entry form only.  The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

The Class A-X Certificates (the “Notional Amount Certificates”) will not have a Class Certificate Balance but will bear interest on its outstanding Notional Amount.

The “Notional Amount” of the Class A-X Certificates for any Distribution Date will equal the aggregate of the Stated Principal Balance of each Mortgage Loan that has an adjusted net mortgage rate greater than 7.00% per annum as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period ending in that Due Period).  As of the closing date, the Notional Amount of the Class A-X Certificates is expected to be approximately $15,569,195.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States and through the Euroclear System (“Euroclear”) in Europe or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-1, Class 2-A-1, Class 2-A-3, Class 3-A-1 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof.  Investors may hold the beneficial interests in the Class 1-A-1, Class 2-A-1, Class 2-A-3 and Class 3-A-1 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof.  One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the

Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the

Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and remit such amounts to the trustee who will deposit such amounts in the Distribution Account.  The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and the holders of the Class L Certificates will be entitled to all late payment fees received on the Mortgage Loans, and such prepayment charges and late payment fees will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

On the 18th day of the month (or if that day is not a business day, the next business day), the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for such Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

Certificate Account.  At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Servicing Fee / servicer	0.2415% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly

Additional Servicing Compensation / servicer	•Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time
	•All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	•All investment income earned on amounts on deposit in the Certificate Account	Compensation	Investment income related to the Certificate Account	Monthly
	•Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time

Trustee Fee / trustee	0.0085% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Distribution Amount	Monthly

Expenses

Insurance expenses / servicer	Expenses incurred by the servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Advances / servicer	To the extent of funds available, the amount of any advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the seller, the servicer and the depositor	Amounts for which the seller, the servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)	The Servicing Fee Rate for each Mortgage Loan will equal 0.2415% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in September 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any class of certificates and Distribution Date is the last business day of the month immediately preceding the month of such Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the Available Funds of the related collateral allocation group for such Distribution Date and, in certain circumstances, from any Available Funds from the other collateral allocation groups remaining after distribution to the senior certificates related to those collateral allocation groups, and distributions on the subordinated certificates will be based on any remaining Available Funds for all collateral allocation groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

1.	to interest on each interest-bearing class of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

2.
to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates — Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

3.
to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

4.
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates — Interest” and “—Principal”; and

5.	any remaining amounts, to the Class A-R Certificates.

“Available Funds” for a collateral allocation group for any Distribution Date will be equal to the sum of each of the following:

•
all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans or portions thereof on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans or portions thereof, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans or portions thereof;

•
all partial or full prepayments with respect to Mortgage Loans or portions thereof received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

The pass-through rate for the Class A-X Certificates for the interest accrual period related to any Distribution Date will equal the excess, if any, of the average of the adjusted net mortgage rates of each Mortgage Loan that has an adjusted net mortgage rate greater than 7.00% per annum (all of which have been allocated to collateral allocation group 3), weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period ending during that Due Period), over 7.00% per annum.  The pass-through rate for the Class A-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.3215% per annum.

The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the Assumed Balance for collateral allocation group 1 immediately prior to that Distribution Date;

•	6.50% multiplied by the Assumed Balance for collateral allocation group 2 immediately prior to that Distribution Date; and

•	7.00% multiplied by the Assumed Balance for collateral allocation group 3 immediately prior to that Distribution Date;

divided by the sum of the Assumed Balance for each collateral allocation group immediately prior to that Distribution Date.  The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.4620% per annum.

On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period.  This “Interest Distribution Amount” for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).  The Class PO Certificates are principal only certificates and will not bear interest.

With respect to each Distribution Date for all classes of interest-bearing certificates, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related collateral allocation group, with respect to the senior certificates and (b) each collateral allocation group, with respect to the subordinated certificates.  With respect to any collateral allocation group and Distribution Date, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that collateral allocation group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a collateral allocation group on any Distribution Date will be allocated pro rata among all interest-bearing classes in the related senior certificate group on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.  The “Assumed Balance” for a Distribution Date and collateral allocation group is equal to the Subordinated Percentage for that Distribution Date relating to that collateral allocation group of the aggregate of the Non-PO Percentage of the related Applicable Fraction of the Stated Principal Balance of each Mortgage Loan as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related collateral allocation group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

With respect to any Distribution Date, a net prepayment interest shortfall for a collateral allocation group is the amount by which the aggregate of the prepayment interest shortfalls for that collateral allocation group exceeds the sum of (x) the Compensating Interest for that Distribution Date and collateral allocation group and (y) the excess, if any, of the Compensating Interest for the other collateral allocation groups over the prepayment interest shortfall for that collateral allocation group and Distribution Date.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a collateral allocation group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the certificates related to that collateral allocation group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that collateral allocation group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans attributable to a collateral allocation group will be allocated between (a) the Class PO Certificates and (b) the related senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The “Non-PO Percentage” with respect to any Mortgage Loan or portion thereof with an adjusted net mortgage rate less than 6.00% (each a “Discount Mortgage Loan”) will be equal to a fraction, expressed as a percentage, the numerator of which is the adjusted net mortgage rate and the denominator of which is 6.00% and, with respect to any Mortgage Loan or portion thereof with an adjusted net mortgage rate equal to or greater than 6.00% (each a “Non-Discount Mortgage Loan”), will be 100%.  Accordingly, a portion of the Mortgage Loans in collateral allocation group 1 and all of the Mortgage Loans in collateral allocation group 2 and collateral allocation group 3 will have a Non-PO Percentage of 100%.

The “PO Percentage” with respect to any Discount Mortgage Loan will equal a fraction, expressed as a percentage, the numerator of which is 6.00% minus the adjusted net mortgage rate and the denominator of which is 6.00% and, with respect to any Non-Discount Mortgage Loan, will be 0%.  Accordingly, a portion of the Mortgage Loans in collateral allocation group 1 and all of the Mortgage Loans in collateral allocation group 2 and collateral allocation group 3 will have a PO Percentage of 0%.

Non-PO Formula Principal Amount.  On each Distribution Date, the Non-PO Formula Principal Amount for a collateral allocation group will be distributed as principal to the related senior certificates (other than the Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and collateral allocation group will equal the sum of the related Applicable Fraction for each Mortgage Loan related to that collateral allocation group of:

(i)           the sum of the applicable Non-PO Percentage of:

(a)	all monthly payments of principal due on each Mortgage Loan on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing, and

(ii)           (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Non-PO Formula Principal Amount for a collateral allocation group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates:

(a)           with respect to collateral allocation group 1, in the following priority:

first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(b)           with respect to collateral allocation group 2, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(c)           with respect to collateral allocation group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

The capitalized terms used in this free writing prospectus shall have the following meanings:

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and collateral allocation group will equal the sum of:

(i)           the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date,

(ii)           for each Mortgage Loan in that collateral allocation group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan, and

•	either

•	if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-

PO Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

•
if an Excess Loss were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)           the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date; and

(iv)           the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the principal portion of the Bankruptcy Loss.

Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related collateral allocation group.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

 “Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan.  The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction , the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan or portion thereof in the related collateral allocation group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class PO Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date.  For any

 Distribution Date on or prior to the second Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a collateral allocation group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that collateral allocation group on such Distribution Date.  After the second Senior Termination Date, the “Subordinated Percentage” will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates.  Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.  The “Subordinated Prepayment Percentage” for a collateral allocation group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any collateral allocation group will occur unless both of the step down conditions listed below are satisfied with respect to all collateral allocation groups:

•
the outstanding principal balance of all Mortgage Loans or portions thereof in a collateral allocation group that are either (x) delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) or (y) the subject of a modification during the preceding 12-month period other than a modification in lieu of refinancing, as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that collateral allocation group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in that collateral allocation group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•	cumulative Realized Losses on the Mortgage Loans or portions thereof in a collateral allocation group do not exceed

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that collateral allocation group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans or portions thereof related to that collateral allocation group as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate

Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after a Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans or portions thereof in the collateral allocation group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other collateral allocation groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one collateral allocation group is distributed to the senior certificates of another collateral allocation group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one collateral allocation group.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for the related collateral allocation group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the Class PO Certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the Class PO Certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for the related collateral allocation group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other collateral allocation group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the Class PO Certificates, of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for a collateral allocation group and any Due Date is equal to the excess, if any, of (x) the aggregate of the Applicable Fraction for that collateral allocation group of the Stated Principal Balance of all Mortgage Loans over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that collateral allocation group.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal —Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Class PO Principal Distribution Amount.  On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for collateral allocation group 1 remaining after distribution of interest on the group 1 senior certificates, and

•
a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount for collateral allocation group 1.

If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the group 1 senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds for collateral allocation group 1 remaining after distribution of interest on the group 1 senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that related Senior Principal Distribution Amount and the PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and the Class PO Certificates will equal the sum of the Applicable Fraction for the related collateral allocation group of:

(i)           the sum of the PO Percentage of:

(a)	all monthly payments of principal due on each Mortgage Loan on the related Due Date,

(b)	the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the

Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,
(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loan that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

(ii)           with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any such Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to each collateral allocation group, to the extent of Available Funds, the related Non-PO Formula Principal Amount, up to the amount of the related Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates.  Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all collateral allocation groups (based on its Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all collateral allocation groups for distribution of principal.  Distributions of principal of the subordinated certificates’ pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	4.70%
Class B-2	2.00%
Class B-3	1.30%
Class B-4	0.90%
Class B-5	0.50%
Class B-6	0.20%

The “Subordinated Principal Distribution Amount” for any Distribution Date and collateral allocation group will equal the sum of:

•
the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date,

•
for each Mortgage Loan in that collateral allocation group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount for that collateral allocation group, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan,

•
the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date, and

•
the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that collateral allocation group and Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution Date.

On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by collateral allocation group but will equal the amount calculated pursuant to the applicable formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related collateral allocation group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest.  In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any collateral allocation group remaining after distribution of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above.  It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates, until its Class Certificate Balance is reduced to zero.  The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a “Class PO Deferred Amount.”  To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of collateral allocation group 1 for the

Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates.  Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates.  The Class PO Deferred Amounts will not bear interest.  The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts.  After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans or portions thereof in a collateral allocation group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates) as follows:

(a) the applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 1 will be allocated sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero,

(b) the applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 2 will be allocated to the group 2 senior certificates, pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, except that the applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 2 that would otherwise be allocated to the Class 2-A-1 and Class 2-A-3 Certificates, up to an amount equal to 16.96% and 83.04%, respectively, of the Class Certificate Balance of the Class 2-A-2 Certificates for the related Distribution Date, up to a cumulative maximum of $1,212,500 and $5,938,500, respectively, will be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero, and

(c) the applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 3 will be allocated sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans or portions thereof in a collateral allocation group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

•
the applicable Senior Percentage of the related Non-PO Percentage of such Excess Loss will be allocated among the classes of senior certificates in the related senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate Balances and

•
the applicable Subordinated Percentage of the related Non-PO Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class’ share of the Assumed Balance for the applicable collateral allocation group.

The share of the Assumed Balance for each class of subordinated certificates and a collateral allocation group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after the second Senior Termination Date, such Excess Losses on the Mortgage Loans in the related collateral allocation group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on a Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group.  Unlike Realized Losses, the Non-PO Percentage of any Excess Loss will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class PO Certificates), including the Class 1-A-1, Class 2-A-1,

 Class 2-A-3 and Class 3-A-1 Certificates, without any reallocation of Excess Losses to the Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates.

Because principal distributions are made to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.  “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.  “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P or Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses, other than Excess Losses, that are allocated to the senior certificates will be allocated as described under“Description of the Certificates—Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus.  The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses.  In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.  The applicable Non-PO Percentage of the Applicable Fraction of Realized Losses, other than Excess Losses, for a collateral allocation group will be allocated to the  subordinated certificates then outstanding with the highest numerical class designation.  In addition, the Class Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

•	Special Hazard Losses in an initial amount expected to be up to approximately $8,000,000 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $128,695 (the “Bankruptcy Loss Coverage Amount”), and

•	Fraud Losses in an initial amount expected to be up to approximately $3,766,415 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans,

•	twice the principal balance of the largest Mortgage Loan, and

•
the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates.  In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•	1% of the then current pool principal balance, in the case of the first and second such anniversaries and 0.50% as of the third and fourth such anniversaries,

and

•	the excess of:

•	the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result.  In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan.  In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the Mortgage Loan.  However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.